______________________________________________________________________________

DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Second Amended and Restated Deposit Agreement

Dated as of             , 2011
______________________________________________________________________________

DEPOSIT AGREEMENT

SECOND  DEPOSIT AGREEMENT dated as of ________  , 2011 (as so amended and restated, the "Agreement") among DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT (the "Company"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), and all holders and beneficial owners from time to time of American Depositary Receipts issued hereunder. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  All capitalized terms used herein have the meanings ascribed to them in Section 1 or elsewhere in this Deposit Agreement.

W I T N E S S E T H

WHEREAS, the Company and The Bank of New York Mellon entered into a Deposit Agreement dated as of March 27, 2000 as Amended and Restated as of December 21, 2001 (the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with The Bank of New York Mellon or with the Custodian as agent thereof for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of the Old Deposit Agreement, the Company has removed The Bank of New York Mellon as depositary and has appointed Deutsche Bank Trust Company Americas, as successor depositary thereunder; and

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 17 hereof, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

Section 1                      Definitions.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement.

a)           "ADRs" means American depositary receipts evidencing ADSs. ADRs may be either in physical certificated form or Direct Registration ADRs. References to "ADRs" shall include Direct Registration ADRs, unless the context otherwise requires. ADRs in certificated form shall be substantially in the form of Exhibit A hereto (the "Form of ADR")

b)           "ADSs" means American depositary shares representing beneficial interests in the Deposited Securities. Subject to Paragraphs (11) and (14) of the Form of ADR, each ADS represents the right to receive one Share.

c)           "Beneficial Owner" means a person with a beneficial interest in an ADS.

d)           “CSB” means Clearstream Banking AG, the German central securities depositary, and any successor thereto

e)           "Custodian" means the agent or agents of the Depositary named as Custodian in the Form of ADR and any additional or successor Custodian which may be appointed pursuant to Section 7.

f)           "Deliver", "execute", "issue", "register", "surrender ", "transfer" or "cancel", when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

g)           "Delivery Order" has the meaning set forth in Section 3(a).

h)           "Depositary's Office" means at any particular time the office of the Depositary in the city of New York at which its depositary receipt business is then administered. At the date of this Agreement the Depositary's Office is 60 Wall Street, New York, New York 10005.

i)           "Deposited Securities" at any particular time means all Shares then deposited or deemed to be deposited under this Agreement and any and all additional securities and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder.

j)            “Direct Registration ADRs” means an ADR, the ownership of which is recorded on the Direct Registration System.

k)           "Direct Registration System" means the direct registration system maintained by the
Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

l)             "DTC" means The Depository Trust Company and any successor thereto.

m)           "Form of ADR" has the meaning set forth in Section 2.

n)           "Holder" means the person or persons in whose name an ADR is registered on the Register.

o)           "Indemnified Person" and "Indemnifying Person" shall have the meanings set forth in Section 12 c).

p)           "Pre-release" has the meaning set forth in Paragraph (5) of the Form of ADR.

q)           "Pre-released ADR" has the meaning set forth in Paragraph (5) of the Form of ADR.

r)             "Register" has the meaning set forth in Paragraph (2) of the Form of ADR.

s)           "Securities Act" means the U.S. Securities Act of 1933, as amended.

t)           "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

u)           "Shares" means the common shares, in registered form, without par value, of the Company, having the same rights, including with respect to distributions, as all other outstanding common shares of the Company, and, subject to Paragraph (5) of the Form of ADR, shall include rights to receive Shares.

Section 2                      Form of ADR; Incorporation by Reference.

a)           Form of ADR. ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the Form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

b)           Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the Form of ADR to the contrary, to the extent permitted under the rules of DTC. ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.  No additional fee shall be charged for the issuance of certificated ADRs pursuant to any such request.

c)           Incorporation by Reference. The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

Section 3                      Deposit of Shares.

a)           Deposit with Custodian Subject to the terms and conditions of this Agreement, the Depositary shall issue ADRs for delivery at the Depositary's Office against delivery or transfer to the Custodian of Shares by credit to the account of the Custodian of  CSB. In connection with any such deposit, the Depositary or the Custodian may require (i) a written order from the person making such deposit specifying the person or persons in whose name the ADRs are to be issued (a "Delivery Order") or (ii) such other certifications as the Depositary or the Custodian may reasonably require in accordance with the provisions of this Agreement.

b)           Representations. Every person depositing Shares hereunder is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (i) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered or sold in the United States without registration under the Securities Act or (ii) have been registered under the Securities Act. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.

c)           Refusal of Deposit. The Depositary shall not knowingly accept for deposit hereunder any Shares required to be registered under the Securities Act and not so registered. The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with applicable U.S. securities laws.

d)           Holding of Deposited Securities. The Depositary shall cause the Custodian to hold Deposited Securities for and to the order of the Depositary. The Depositary shall cause the Custodian to hold Shares deposited hereunder and other Deposited Securities eligible for deposit with  CSB at its account at  CSB. Deposited Securities may be delivered by the Depositary or the Custodian to any person only under the circumstances expressly contemplated in this Agreement.

e)           Treatment as Legal Owner. Notwithstanding anything herein to the contrary, the Company will, for all purposes, treat the Depositary, in its capacity as such, as the legal owner of all Deposited Securities.

Section 4                      Issue of ADRs.

After any deposit of Shares or rights to receive Shares in accordance with Section 3(a), together with any other documents required by the Depositary in accordance with this Agreement, the Custodian shall as promptly as practicable notify the Depositary of such deposit and of the information contained in any Delivery Order. Such notice shall be given in writing, either by letter, airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Agreement including the payment of the fees of the Depositary for the execution and delivery of such ADR or ADRs as provided in paragraph (9) of the Form of ADR and the payment of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities, shall as promptly as practicable execute and deliver at the Depositary's Office, to or upon the order of the person named in such notice, a Direct Registration ADR or, if specifically requested or if a Direct Registration ADR is not permissible within the facilities of DTC,  a certificated ADR, in either case evidencing the aggregate number of ADSs to which such person is entitled. ADRs shall be issued only in denominations of any whole numbers of ADSs. At the request, risk and expense of the person depositing Shares or rights, the Depositary may deliver ADRs at a place other than the Depositary's Office. ADRs may be issued by the Depositary only under the circumstances expressly contemplated in this Agreement.

Section 5                      Transfer, Combination and Split-up of ADRs; Substitution of ADRs; Cancellation and Destruction of ADRs; Maintenance of Records.

a)           Transfer. Combination and Split-up of ADRs. ADRs may be transferred only in accordance with the applicable transfer restrictions. Subject to the terms and conditions of this Agreement, the Depositary shall, upon surrender of an ADR or ADRs in form satisfactory to the Depositary at the Depositary's Office (i) for the purpose of transfer, if such ADRs are accompanied by such instruments of transfer as the Depositary may require and, in the case of certificated ADRs, are stamped as may be required by law, register the transfer of such ADRs on the Register and execute and deliver new ADRs evidencing the same number of ADSs as the ADRs surrendered to or upon the order of the person entitled thereto; and (ii) for the purpose of effecting a split-up or combination, execute and deliver a new ADR or ADRs in such denominations as may be requested, evidencing the same aggregate number of ADRs as the ADRs surrendered.

b)           Substitution of ADRs. The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in substitution for a destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond (for the benefit of the Depositary and the Company) and satisfying any other reasonable requirements imposed by the Depositary.

c)           Cancellation and Destruction of ADRs. The Depositary shall cancel all ADRs surrendered to it. The Depositary is authorized to destroy ADRs so cancelled in accordance with customary practices of stock transfer agents in the city of New York.

d)           Maintenance of Records. The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under Paragraph (1) of the Form of ADR, transfers of ADRs, substitute ADRs delivered, and cancelled or destroyed ADRs under this Section 5, in keeping with the procedures ordinarily followed by stock transfer agents located in the city of New York or as required by applicable law or regulation.

Section 6                      Distributions; Conversion of Foreign Currency; Withholding.

a)           Distributions. Upon the receipt of any distribution on Deposited Securities, to the extent permitted by applicable law and subject to Paragraphs (4), (7) and (9) of the Form of ADR, the Depositary shall distribute such distribution to each Holder, in proportion to the number of Deposited Securities underlying such Holder's ADRs, in accordance with Paragraph (11) of the Form of ADR.

b)           Conversion of Foreign Currency. Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall as promptly as practicable (and in any event within one business day) convert or cause to be converted, such foreign currency into U.S. dollars, and shall distribute such U.S. dollars to the Holders entitled thereto in accordance with Paragraph (11) of the Form of ADR. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license as it may deem in its reasonable judgment desirable. If the Depositary determines that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may convert and distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto. All expenses of any such conversion shall be deducted from the proceeds thereof.

c)           Withholding. In connection with any distribution on the Deposited Securities, each of the Company, the Depositary and the Custodian shall remit to the appropriate governmental authority such amounts (if any) as may be required by law to withhold and pay to such authority. The Depositary shall forward to the Company in a timely fashion such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities. The Depositary shall make reasonable efforts to establish and maintain arrangements that assist Beneficial Owners in claiming any tax refunds, credits or other benefits (pursuant to treaty or otherwise) relating to distributions on the ADSs. The Depositary shall provide copies of any filing that it makes in conjunction with any such arrangements to the Company. The Company shall provide such cooperation in establishing and maintaining any such arrangements as the Depositary may reasonably request.

d)           In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

Section 7                      Custodian.

The Depositary shall ensure that there is at all times a Custodian. Any Custodian in acting hereunder shall be subject to the direction of the Depositary and shall be responsible solely to it. The Depositary shall be responsible for the compliance by each Custodian with the provisions hereof. The Depositary may, from time to time after consultation with the Company, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the Form of ADR. Each Custodian so appointed shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the provisions hereof. Any Custodian may resign from its duties hereunder upon 30 days' written notice to the Depositary. The Depositary may discharge any Custodian at any time upon notice to such Custodian. The Depositary shall promptly instruct any Custodian ceasing to act as Custodian to deliver all Deposited Securities held by it to a Custodian continuing to act as Custodian hereunder and the resignation or discharge of any Custodian shall not be effective until such Custodian shall have so delivered all Deposited Securities held by it.

Section 8                      Depositary's Agents.

The Depositary may perform its obligations hereunder through any agent appointed by it including, but not limited to, a co-registrar to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs and/or a co-transfer agent for the purpose of effecting transfers, combinations or split-ups of ADRs at designated offices in addition to the Depositary's Office. Each agent so appointed by the Depositary shall give written notice to the Company and the Depositary accepting such appointment and shall agree in writing to be bound by the provisions hereof. Notwithstanding the foregoing, the Depositary shall remain responsible for the performance of its obligations hereunder as if no agent were appointed.

Section 9                      Lists of Holders and Other Information.

The Company shall, to the extent permitted by applicable law, have the right to inspect the Register and the transfer records of the Depositary and its agents, take copies thereof and require the Depositary to supply copies of such records as the Company may reasonably request. The Depositary shall, to the extent permitted by applicable law, furnish to the Company, promptly upon the receipt of a written request from the Company, a list of the names and addresses of, and holdings of ADSs by, all Holders. The Depositary shall provide copies to the Company, promptly upon the receipt of a written request from the Company, of any information received by the Depositary in accordance with Paragraph (4) of the Form of ADR unless such disclosure is prohibited by applicable law.

Section 10                    Resignation and Removal of the Depositary; Successor Depositary.

The Depositary may resign as Depositary by 90 days prior written notice to the Company, or be removed as Depositary by the Company by 30 days prior written notice to the Depositary and such resignation or removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor depositary hereunder. If the Depositary shall resign or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the city of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it hereunder and on the written request of the Company, shall execute and deliver an instrument transferring all rights and powers hereunder, shall duly assign, transfer and deliver all of its right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the names and addresses of, and holdings of ADSs by, all Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business (including the ADR facility created pursuant to this Agreement), shall be the successor depositary hereunder without any further action. Upon the appointment or accession of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become the agent hereunder of such successor depositary and such successor depositary shall, on the written request of such Custodian, execute and deliver to such Custodian any instruments necessary to give such Custodian authority as the agent hereunder of such successor depositary.

Section 11                      Information.

a)           Public Information. The Agreement, the Company's Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary's Office and the office of the Custodian. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company at the Company's expense. As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.lufthansa.com/investor-relations) or through an electronic information delivery system generally available to the public in its primary trading market.

b)           Articles of Association. The Company has delivered to the Depositary and the Custodian a copy of its Articles of Association (in English or with an English translation) and, promptly upon any amendment thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such amendment.

Section 12                      Indemnification.

a)           Indemnification by the Company. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Agreement as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. The indemnities contained in the preceding sentence shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release of an ADR or ADRs on accordance with Paragraph 5 of the Form of ADR and which would not otherwise have arisen had such ADR or ADRs not been the subject of a Pre-Release pursuant to Paragraph 5 of the Form of ADR, provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (1) to the extent that such liability or expense would have arisen had such ADR or ADRs not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer of sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

b)           Indemnification by the Depositary. The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold each of them harmless from any loss, liability or expense (including, but not limited to, reasonable fees and expenses of counsel) incurred by the Company in respect of this Agreement which may arise out of (i) acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith or (ii) any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) to the extent any such liability arises out of information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents.

c)           Notification and Settlement. Any person seeking indemnification hereunder (an "Indemnified Person ") shall notify in writing the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person's rights otherwise than under this Section 12) and shall, if there is no perceived conflict of interest, consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No Indemnified Person shall compromise or settle any indemnifiable action or claim without the prior written consent of the Indemnifying Person (which consent shall not be unreasonably withheld).

d)           Survival. The obligations set forth in this Section 12 shall survive the termination of this Agreement.

Section 13                      Notices.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, or sent via telex or facsimile transmission to such Holder to the address or telex or facsimile number, as the case may be, of such Holder in the Register. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b) below, respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)	Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
USA
Attention: ADR Department
Telephone: (001) 212 602-1044
Facsimile: (001) 212 797 0327

(b)	Deutsche Lufthansa AG
FRA IR
Airportring
D-60546 Frankfurt
Germany
Attention: Investor Relations
Telephone:(0049) 69 696 28006
Facsimile:(0049) 69 696 90990

All notices hereunder must be in English.

Section 14                      Miscellaneous.

This Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, the Beneficial Owners, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial Owners shall be parties to this Agreement and shall be bound by the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Agreement may be executed in two or more counterparts, all of which shall be deemed an original and all of which shall constitute one instrument.

Section 15                      Governing Law.

This Agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York.

Section 16                      Jurisdiction.

Except as set forth in the following paragraph of this Section 16,  the Company and the Depositary agree that the federal or state courts in the city of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. Subject to the next sentence of this Section 16, the Company hereby irrevocably designates, appoints and empowers Airline Training Center Arizona, Inc. (the "Agent") c/o Arthur J. Molins at 1658 South Litchfield Road, Bldg. 104, Goodyear, AZ 85338, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 16. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the city of New York on the terms and for the purposes of this Section 16 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 13 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 16 and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17                      Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the Form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of owners of Old Receipts, such portion shall not become effective as to such owners until 30 days after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such owners of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the Form of ADR.

IN WITNESS WHEREOF, DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT

By______________________________________
Name:
Title:

By______________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By______________________________________
Name:
Title:

By______________________________________
Name:
Title:

EXHIBIT A
FORM OF ADR

CERTAIN RIGHTS OF THE HOLDER OF THIS ADR MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS.

_______	No. of ADSs:
Number	__________
Each ADS represents One Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES WITHOUT PAR VALUE

of

DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT

(Incorporated under the

laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), hereby certifies that  _________________ is the registered owner (a "Holder") of ________ American Depositary Shares ("ADSs"), each (subject to Paragraphs (11) and (14)) representing one common share, without par value, deposited under the Agreement (as defined below) each including, subject to Paragraph (5) below, rights to receive Shares (together "Shares" and, together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the "Deposited Securities"), of DEUTSCHE LUFTHANSA AG, a corporation incorporated under the laws of the Federal Republic of Germany (the "Company"), deposited at the Frankfurt office of Deutsche Bank AG,  as custodian (subject to Section 7 of the Agreement referred to below, the "Custodian"). This ADR is issued pursuant to the Second Amended and Restated Deposit Agreement dated as of            , 2011 (as amended from time to time, the "Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositary's Office referred to below and at the offices of the Custodians. This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference.

(1)           Withdrawal of Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon surrender of  (i) a certificated ADR in form satisfactory to the Depositary at the Depositary’s Office or (ii) proper instructions and documentation in the case of a Direct Registration, in either case  accompanied by such instruments of transfer as the Depositary may require at the Depositary's Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream Banking AG (" CSB"), of the Shares and the other Deposited Securities that are eligible for deposit with CSB and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with  CSB, in each case at the time underlying this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary's Office.

(2)           Register. The Depositary shall keep, at the office of the Depositary in the city of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 60 Wall  Street, New York, New York 10005 (the "Depositary's Office") or at another designated transfer office, (a) a register (the "Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it or when requested by the Company.

(3)           Title to ADRs; Validity. Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual or facsimile signature of a duly authorized signatory of such co-registrar and dated by such signatory.

(4)           Certain Limitations. As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Agreement. The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above. The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or  CSB is closed or when any such action is reasonably deemed expedient by the Depositary. Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities. Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the "Securities Act") and no amendment shall impair such requirements.

(5)           Pre-release. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement in a Pre-release transaction subject to the requirements set out below. The Depositary may deliver Shares upon the receipt and cancellation of Pre-released ADRs, whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-release. Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the "Pre-releasee") that the Pre-releasee, or its customer, (i) owns the Shares or ADRs to be remitted, as the case may be, (ii) transfers all beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasee's obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasee's obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(6)           Representations and Warranties. Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (i) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered or sold in the United States without registration under the Securities Act or (ii) have been registered under the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.

(7)           Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

(8)           Disclosure of Interests. Notwithstanding any other provision of the Deposit Agreement, the  Articles of Association of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant German law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such  Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred,  (b) be bound by and subject to applicable provisions of the laws of Germany, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, ADRs or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of German law, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company’s Articles of Association regarding any such Holder or Beneficial Owner’s interest in Shares (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner), in compliance with Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) or, if applicable, Section 20 of the Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be brought into force from time to time.  Each Holder and Beneficial Owner acknowledges that, at the date of the Deposit Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 3%, 5%, 10%, 15%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4) of the Stock Corporation Act, owns more than 25% of the shares of, or 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage. Each Holder and Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.  Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company with any such notification made in accordance with this Paragraph (8) and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, whether or not they are Holders and/or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(9)           Charges of Depositary. The Depositary may charge, to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are listed or admitted for trading, each person to whom ADRs are issued against deposits of Shares, including ADRs issued in respect of Share Distributions, Rights and other Distributions (as such terms are defined in Paragraph (11)) and changes affecting Deposited Securities (pursuant to Paragraph (14)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 or less for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable: (i) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Agreement and this ADR, (ii) a fee for the distribution of securities pursuant to Paragraph 11(d), such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Paragraph 9 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders, and (iii) an annual fee of $0.02 or less per ADS (or portion thereof) for the operation and maintenance costs in administering the ADSs; provided, however that the aggregate of the fee charged under this (iii) and the fee charged under (i) above for cash dividends paid by the Company, when combined, shall not exceed $0.02 per ADS per calendar year. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

(10)           Available Information. The Agreement, the Company's Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary's Office and the office of the Custodian. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company at the Company's expense. As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.lufthansa.com/investor-relations) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act  or to take any action if the Company is not complying with those requirements.

Dated:

COUNTERSIGNED _______________ Authorized Signatory	DEUTSCHE BANK TRUST COMPANY AMERICAS By___________________

The Depositary's Office is located at 60 Wall Street, New York, New York 10005.

[FORM OF REVERSE OF ADR]

(11) Distributions on Deposited Securities. Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9), the Depositary shall as promptly as practicable distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, (iii) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner and (iv) the fees of the Depositary. Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto).

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. If additional receipts are not so distributed each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(c) Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Shares are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse). If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment of such Holder to the Depositary of an amount upon the exercise of the rights, the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holder. In the case of a distribution pursuant to the prior paragraph, such ADRs shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

(d) Other Distributions. (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(12) Record Dates. The Depositary shall fix a record date (which date shall (a) in the case of a distribution be the same date to the extent practicable as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled.

(13) Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, at the request of the Company, mail to Holders (for forwarding to Beneficial Owners) a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor subject to applicable law and the Company's Articles of Association, will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities underlying such Holder's ADRs and (c) specifying how and when such instructions may be given, including an express indication that if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company's Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's ADRs in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities underlying such Holder's ADRs on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder's ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a shareholders' meeting.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders. In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rata basis.

(14) Changes Affecting Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15) Exoneration. The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall: (a) incur no liability (1) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided, that such action or nonaction is in good faith. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. Neither the Company nor the Depositary nor any of their agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

(16) Amendment. Subject to the last sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders or Beneficial Owners, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby. By holding an ADR, ADS or an interest therein, each Holder and Beneficial Owner hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(17) Termination. The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination, The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 45 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested for the benefit of the Holders and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.